CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$10,000,000	$713.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	This additional filing fee relates solely to the additional issuance of $10,000,000 principal amount of the Securities (CUSIP: 06739J3Y7). A filing fee of $55.80 for the issuance of $1,000,000 principal amount of the Securities (CUSIP: 06739J3Y7) was previously paid in connection with the filing dated November 30, 2009 and a filing fee of $356.50 for the additional issuance of $5,000,000 principal amount of the Securities (CUSIP: 06739J3Y7) with the filing dated February 19, 2010. The new aggregate issuance amount of the Securities is $16,000,000.

Pricing Supplement	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)

November 23, 2009, as amended February 19, 2010 and further amended March 2, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: November 30, 2009

•	Initial valuation date: November 23, 2009

•	Final valuation date: November 22, 2010

•	Maturity date: November 26, 2010

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.85%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A (the “Program”) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Program is rated AA- by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. These ratings are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Apple Inc.	$205.88	PS-9	AAPL	$3,000,000	9.00%	80.0%	97.50%	$2,925,000	2.50%	$75,000	E-3887	06739J3T8/ US06739J3T86
Archer-Daniels-Midland Company	$31.85	PS-11	ADM	$3,000,000	8.75%	80.0%	97.50%	$2,925,000	2.50%	$75,000	E-3888	06739J3U5/ US06739J3U59
Anadarko Petroleum Corporation	$62.08	PS-13	APC	$3,000,000	9.25%	75.0%	97.50%	$2,925,000	2.50%	$75,000	E-3889	06739J3V3/ US06739J3V33
Best Buy Co., Inc.	$43.71	PS-15	BBY	$2,000,000	8.50%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3890	06739J3W1/ US06739J3W16
Baker Hughes Incorporated	$40.97	PS-17	BHI	$12,000,000	10.25%	75.0%	97.50%	$11,700,000	2.50%	$300,000	E-3891	06739J3X9/ US06739J3X98
Boston Scientific Corporation	$8.16	PS-19	BSX	$16,000,000 ***	9.25%	75.0%	97.50%	$15,600,000	2.50%	$400,000	E-3892	06739J3Y7/ US06739J3Y71
Peabody Energy Corporation	$45.25	PS-21	BTU	$13,000,000	11.25%	70.0%	97.50%	$12,675,000	2.50%	$325,000	E-3893	06739J3Z4/ US06739J3Z47
Caterpillar Inc.	$58.14	PS-23	CAT	$5,000,000	10.25%	75.0%	97.50%	$4,875,000	2.50%	$125,000	E-3894	06739J5A7/ US06739J5A77
Celgene Corporation	$55.65	PS-25	CELG	$3,000,000	8.50%	75.0%	97.50%	$2,925,000	2.50%	$75,000	E-3895	06739J4A8/ US06739J4A86
CSX Corporation	$48.68	PS-27	CSX	$13,500,000	9.00%	75.0%	97.50%	$13,162,500	2.50%	$337,500	E-3896	06739J4B6/ US06739J4B69
E.I. du Pont de Nemours and Company	$34.76	PS-29	DD	$1,000,000	8.50%	80.0%	97.50%	$975,000	2.50%	$25,000	E-3897	06739J4C4/ US06739J4C43
Dell Inc.	$14.79	PS-31	DELL	$2,000,000	9.00%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-3898	06739J4D2/ US06739J4D26
Freeport-McMoRan Copper & Gold Inc.	$85.33	PS-33	FCX	$12,000,000	12.25%	70.0%	97.50%	$11,700,000	2.50%	$300,000	E-3900	06739J4F7/ US06739J4F73
General Electric Company	$16.02	PS-35	GE	$5,000,000	9.25%	75.0%	97.50%	$4,875,000	2.50%	$125,000	E-3901	06739J4G5/ US06739J4G56
Corning Incorporated	$16.49	PS-37	GLW	$3,000,000	8.75%	75.0%	97.50%	$2,925,000	2.50%	$75,000	E-3902	06739J4H3/ US06739J4H30
The Goldman Sachs Group, Inc.	$172.00	PS-39	GS	$5,000,000	9.00%	75.0%	97.50%	$4,875,000	2.50%	$125,000	E-3903	06739J4J9/ US06739J4J95
Hess Corporation	$58.73	PS-41	HES	$11,000,000	8.75%	75.0%	97.50%	$10,725,000	2.50%	$275,000	E-3904	06739J4K6/ US06739J4K68
Intel Corporation	$19.40	PS-43	INTC	$3,000,000	8.50%	80.0%	97.50%	$2,925,000	2.50%	$75,000	E-3905	06739J4L4/ US06739J4L42
Lowe’s Companies, Inc.	$21.88	PS-45	LOW	$4,000,000	8.50%	80.0%	97.50%	$3,900,000	2.50%	$100,000	E-3906	06739J4M2/ US06739J4M25
MetLife, Inc.	$34.49	PS-47	MET	$11,000,000	11.50%	75.0%	97.50%	$10,725,000	2.50%	$275,000	E-3907	06739J4N0/ US06739J4N08
Monsanto Company	$79.89	PS-49	MON	$3,000,000	9.25%	80.0%	97.500%	$2,925,000	2.50%	$75,000	E-3908	06739J4P5/ US06739J4P55
Marathon Oil Corporation	$33.09	PS-51	MRO	$2,000,000	8.50%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-3909	06739J4Q3/ US06739J4Q39
Newmont Mining Corporation	$53.34	PS-53	NEM	$2,000,000	8.75%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-3910	06739J4R1/ US06739J4R12
National Oilwell Varco, Inc.	$43.53	PS-55	NOV	$12,000,000	11.50%	75.0%	97.50%	$11,700,000	2.50%	$300,000	E-3911	06739J4S9/ US06739J4S94
Occidental Petroleum Corporation	$82.14	PS-57	OXY	$2,000,000	9.00%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-3912	06739J4T7/ US06739J4T77
Transocean Ltd.	$85.00	PS-59	RIG	$3,000,000	8.50%	80.0%	97.50%	$2,925,000	2.50%	$75,000	E-3913	06739J4U4/ US06739J4U41
Starbucks Corporation	$21.61	PS-61	SBUX	$2,000,000	8.75%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3914	06739JZ55/ US06739JZ559
Schlumberger N.V. (Schlumberger Limited)	$64.63	PS-63	SLB	$3,000,000	9.50%	75.0%	97.50%	$2,925,000	2.50%	$75,000	E-3915	06739JZ63/ US06739JZ633
U.S. Bancorp	$23.55	PS-65	USB	$2,500,000	9.50%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-3916	06739JZ71/ US06739JZ716
The Williams Companies, Inc.	$20.06	PS-67	WMB	$1,000,000	9.00%	75.0%	97.50%	$975,000	2.50%	$25,000	E-3917	06739JZ89/ US06739JZ898
Yahoo! Inc.	$15.45	PS-69	YHOO	$2,000,000	9.00%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3918	06739JZ97/ US06739JZ971

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 2.50% of the principal amount of the notes, or $25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	The aggregate principal amount of $16,000,000 includes an issuance of $10,000,000 aggregate principal amount of the Notes on March 3, 2010 and an issuance of $5,000,000 aggregate principal amount of the Notes on February 22, 2010. The original $1,000,000 aggregate principal amount of the Notes was issued on November 30, 2009. The Notes further issued will have the same CUSIP and ISIN numbers as the Notes originally issued

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the interest payment on the maturity date, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPod® and iPhone™ compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government, and creative customers. The Company is a California corporation founded in 1977.

At the end of fiscal 2009, the Company had opened a total of 273 retail stores, including 217 stores in the U.S. and a total of 56 stores internationally. The Company has typically located its stores at high-traffic locations in quality shopping malls and urban shopping districts.

The linked share’s SEC file number is 0-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
November 23, 2009*	$208.70	$180.76	$205.88

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $205.88

Protection level: 80.00%

Protection price: $164.70

Physical delivery amount: 4 ($1,000/Initial price)

Fractional shares: 0.857198

Coupon: 9.00% per annum

Maturity: November 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Archer-Daniels-Midland Company

According to publicly available information, Archer Daniels Midland Company (the “Company”) is a processor of oilseeds, corn, wheat, cocoa, and other feedstuffs and is a manufacturer of soybean oil and protein meal, corn sweeteners, flour, biodiesel, ethanol, and other value-added food and feed ingredients. The Company also has a grain elevator and transportation network to procure, store, clean, and transport agricultural commodities, such as oilseeds, corn, wheat, milo, oats, and barley.

As of June 30, 2009, the Company has approved expenditures of approximately $1.6 billion to complete the facilities under construction and other approved capital projects through calendar year 2010. The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 28,200 at June 30, 2009.

The linked share’s SEC file number is 001-00044.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 28, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 30, 2008	$48.95	$31.65	$33.75
September 30, 2008	$33.75	$19.70	$21.91
December 31, 2008	$29.08	$13.53	$28.83
March 31, 2009	$29.49	$24.09	$27.78
June 30, 2009	$29.40	$23.13	$26.77
September 30, 2009	$32.13	$26.00	$29.22
November 23, 2009*	$33.00	$27.88	$31.85

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $31.85

Protection level: 80.00%

Protection price: $25.48

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.397174

Coupon: 8.75% per annum

Maturity: November 26, 2010

Dividend yield: 1.79% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		101.79%
+ 90%	8.75%		91.79%
+ 80%	8.75%		81.79%
+ 70%	8.75%		71.79%
+ 60%	8.75%		61.79%
+ 50%	8.75%		51.79%
+ 40%	8.75%		41.79%
+ 30%	8.75%		31.79%
+ 20%	8.75%		21.79%
+ 10%	8.75%		11.79%
+ 5%	8.75%		6.79%

0%	8.75%		1.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-3.21%
- 10%	8.75%	-1.25%	-8.21%
- 20%	8.75%	-11.25%	-18.21%
- 30%	N/A	-21.25%	-28.21%
- 40%	N/A	-31.25%	-38.21%
- 50%	N/A	-41.25%	-48.21%
- 60%	N/A	-51.25%	-58.21%
- 70%	N/A	-61.25%	-68.21%
- 80%	N/A	-71.25%	-78.21%
- 90%	N/A	-81.25%	-88.21%
- 100%	N/A	-91.25%	-98.21%

Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (the “Company”) is an independent oil and gas exploration and production company with 2.28 billion barrels of oil equivalent (BOE) of proved reserves as of December 31, 2008. The Company’s major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. The Company also has production in China and a development project in Brazil and is executing strategic exploration programs in several other countries. The Company actively markets natural gas, oil and natural gas liquids and owns and operates gas gathering and processing systems. In addition, the Company has hard minerals properties that contribute operating income through non-operated joint ventures and royalty arrangements in several coal, trona (natural soda ash) and industrial mineral mines located on lands within and adjacent to its Land Grant holdings. The Land Grant is an 8 million acre strip running through portions of Colorado, Wyoming and Utah where the Company owns most of its fee mineral rights.

The linked share’s SEC file number is 1-8968.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$25.86	$20.42	$25.51
March 31, 2004	$26.98	$24.00	$25.93
June 30, 2004	$30.00	$25.38	$29.30
September 30, 2004	$33.72	$27.76	$33.18
December 31, 2004	$35.78	$32.03	$32.41
March 31, 2005	$40.91	$30.01	$38.05
June 30, 2005	$42.42	$33.88	$41.08
September 30, 2005	$49.49	$41.26	$47.88
December 30, 2005	$50.71	$41.90	$47.38
March 31, 2006	$55.08	$46.43	$50.51
June 30, 2006	$56.98	$42.40	$47.69
September 29, 2006	$50.67	$40.40	$43.83
December 29, 2006	$50.50	$39.51	$43.52
March 30, 2007	$44.49	$38.40	$42.98
June 29, 2007	$55.82	$43.00	$51.99
September 28, 2007	$54.96	$45.47	$53.75
December 31, 2007	$68.00	$53.16	$65.69
March 31, 2008	$67.63	$50.92	$63.03
June 30, 2008	$81.36	$61.35	$74.84
September 30, 2008	$75.90	$43.27	$48.51
December 31, 2008	$49.64	$24.57	$38.55
March 31, 2009	$44.00	$30.89	$38.89
June 30, 2009	$52.37	$37.85	$45.39
September 30, 2009	$66.21	$40.28	$62.73
November 23, 2009*	$69.37	$58.17	$62.08

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APC

Initial price: $62.08

Protection level: 75.00%

Protection price: $46.56

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.108247

Coupon: 9.25% per annum

Maturity: November 26, 2010

Dividend yield: 0.58% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.58%
+ 90%	9.25%		90.58%
+ 80%	9.25%		80.58%
+ 70%	9.25%		70.58%
+ 60%	9.25%		60.58%
+ 50%	9.25%		50.58%
+ 40%	9.25%		40.58%
+ 30%	9.25%		30.58%
+ 20%	9.25%		20.58%
+ 10%	9.25%		10.58%
+ 5%	9.25%		5.58%

0%	9.25%		0.58%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.42%
- 10%	9.25%	-0.75%	-9.42%
- 20%	9.25%	-10.75%	-19.42%
- 30%	N/A	-20.75%	-29.42%
- 40%	N/A	-30.75%	-39.42%
- 50%	N/A	-40.75%	-49.42%
- 60%	N/A	-50.75%	-59.42%
- 70%	N/A	-60.75%	-69.42%
- 80%	N/A	-70.75%	-79.42%
- 90%	N/A	-80.75%	-89.42%
- 100%	N/A	-90.75%	-99.42%

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all states, districts and territories of the United States and includes store, call center and online operations, including Best Buy, Best Buy Mobile, Geek Squad, Magnolia Audio Video, Pacific Sales Kitchen and Bath Centers (“Pacific Sales”) and Speakeasy. The International segment is comprised of all Canada store, call center and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store, call center and online operations, including Best Buy, Geek Squad and Jiangsu Five Star Appliance Co.

The linked share’s SEC file number is 1-9595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$41.73	$31.47	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 29, 2007	$49.92	$44.24	$46.67
September 28, 2007	$48.48	$41.85	$46.02
December 31, 2007	$53.90	$44.90	$52.65
March 31, 2008	$52.98	$38.76	$41.46
June 30, 2008	$48.03	$39.42	$39.60
September 30, 2008	$48.75	$35.65	$37.50
December 31, 2008	$37.59	$16.42	$28.11
March 31, 2009	$39.25	$23.97	$37.96
June 30, 2009	$42.06	$32.70	$33.49
September 30, 2009	$41.48	$31.25	$37.52
November 23, 2009*	$44.32	$36.30	$43.71

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $43.71

Protection level: 75.00%

Protection price: $32.78

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.878060

Coupon: 8.50% per annum

Maturity: November 26, 2010

Dividend yield: 1.31% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.31%
+ 90%	8.50%		91.31%
+ 80%	8.50%		81.31%
+ 70%	8.50%		71.31%
+ 60%	8.50%		61.31%
+ 50%	8.50%		51.31%
+ 40%	8.50%		41.31%
+ 30%	8.50%		31.31%
+ 20%	8.50%		21.31%
+ 10%	8.50%		11.31%
+ 5%	8.50%		6.31%

0%	8.50%		1.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.500%	3.50%	-3.69%
- 10%	8.50%	-1.50%	-8.69%
- 20%	8.50%	-11.50%	-18.69%
- 30%	N/A	-21.50%	-28.69%
- 40%	N/A	-31.50%	-38.69%
- 50%	N/A	-41.50%	-48.69%
- 60%	N/A	-51.50%	-58.69%
- 70%	N/A	-61.50%	-68.69%
- 80%	N/A	-71.50%	-78.69%
- 90%	N/A	-81.50%	-88.69%
- 100%	N/A	-91.50%	-98.69%

Baker Hughes Incorporated

According to publicly available information, Baker Hughes Incorporated (the “Company”) is a Delaware corporation engaged in the oilfield services industry. The Company is a major supplier of wellbore related products and technology services, including products and services for drilling, formation evaluation, completion and production and reservoir technology and consulting to the worldwide oil and natural gas industry.

The Company was formed in April 1987 in connection with the combination of Baker International Corporation and Hughes Tool Company. It acquired Western Atlas Inc. in a merger completed on August 10, 1998. It is a provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and natural gas industry.

The linked share’s SEC file number is 001-09397.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$33.08	$26.90	$32.16
March 31, 2004	$38.77	$31.56	$36.48
June 30, 2004	$38.87	$33.45	$37.65
September 30, 2004	$44.27	$37.12	$43.72
December 31, 2004	$45.30	$39.80	$42.67
March 31, 2005	$48.36	$40.74	$44.49
June 30, 2005	$52.10	$41.81	$51.16
September 30, 2005	$61.90	$50.80	$59.68
December 30, 2005	$63.13	$50.37	$60.78
March 31, 2006	$78.33	$61.15	$68.40
June 30, 2006	$89.30	$66.64	$81.85
September 29, 2006	$83.95	$61.09	$68.20
December 29, 2006	$78.85	$64.92	$74.66
March 30, 2007	$73.81	$62.26	$66.13
June 29, 2007	$89.95	$65.69	$84.13
September 28, 2007	$92.10	$73.65	$90.37
December 31, 2007	$100.29	$76.40	$81.10
March 31, 2008	$82.13	$62.65	$68.50
June 30, 2008	$90.76	$67.48	$87.34
September 30, 2008	$90.45	$56.53	$60.54
December 31, 2008	$58.94	$24.40	$32.07
March 31, 2009	$38.95	$25.69	$28.55
June 30, 2009	$43.00	$27.38	$36.44
September 30, 2009	$44.61	$33.12	$42.66
December 15, 2009*	$48.18	$37.66	$40.78

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BHI

Initial price: $40.97

Protection level: 75.00%

Protection price: $30.73

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.408103

Coupon: 10.25% per annum

Maturity: November 26, 2010

Dividend yield: 1.46% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		101.46%
+ 90%	10.25%		91.46%
+ 80%	10.25%		81.46%
+ 70%	10.25%		71.46%
+ 60%	10.25%		61.46%
+ 50%	10.25%		51.46%
+ 40%	10.25%		41.46%
+ 30%	10.25%		31.46%
+ 20%	10.25%		21.46%
+ 10%	10.25%		11.46%
+ 5%	10.25%		6.46%

0%	10.25%		1.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-3.54%
- 10%	10.25%	0.25%	-8.54%
- 20%	10.25%	-9.75%	-18.54%
- 30%	N/A	-19.75%	-28.54%
- 40%	N/A	-29.75%	-38.54%
- 50%	N/A	-39.75%	-48.54%
- 60%	N/A	-49.75%	-58.54%
- 70%	N/A	-59.75%	-68.54%
- 80%	N/A	-69.75%	-78.54%
- 90%	N/A	-79.75%	-88.54%
- 100%	N/A	-89.75%	-98.54%

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation.

Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain. The Company’s net sales have increased substantially, growing from $2 million in 1979 to approximately $8.1 billion in 2008.

The linked share’s SEC file number is 01-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
September 28, 2007	$15.82	$12.11	$13.95
December 31, 2007	$15.31	$11.27	$11.63
March 31, 2008	$13.27	$10.76	$12.87
June 30, 2008	$14.22	$12.09	$12.29
September 30, 2008	$14.20	$11.63	$12.27
December 31, 2008	$11.90	$5.41	$7.74
March 31, 2009	$9.63	$6.08	$7.95
June 30, 2009	$10.57	$7.65	$10.14
September 30, 2009	$11.77	$9.58	$10.59
December 31, 2009	$10.52	$7.85	$9.00
March 1, 2010*	$9.79	$7.19	$7.77

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 1, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $8.16

Protection level: 75.00%

Protection price: $6.12

Physical delivery amount: 122 ($1,000/Initial price)

Fractional shares: 0.549020

Coupon: 9.25% per annum

Maturity: November 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	N/A	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2008, it sold 255.5 million tons of coal. During this period, the Company sold coal to over 329 electricity generating and industrial plants in 21 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2008, the Company had 9.2 billion tons of proven and probable coal reserves. The Company owns majority interests in 30 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 200.4 million tons from its 20 U.S. mining operations and 23.9 million tons from its 11 Australia operations in 2008. The Company also shipped 85% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2008 and the remaining 15% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 30, 2009	$41.54	$27.20	$37.22
December 7, 2009*	$47.63	$34.54	$42.42

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 7, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $45.25

Protection level: 70.00%

Protection price: $31.68

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.099448

Coupon: 11.25% per annum

Maturity: November 26, 2010

Dividend yield: 0.55% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.25%		100.55%
+ 90%	11.25%		90.55%
+ 80%	11.25%		80.55%
+ 70%	11.25%		70.55%
+ 60%	11.25%		60.55%
+ 50%	11.25%		50.55%
+ 40%	11.25%		40.55%
+ 30%	11.25%		30.55%
+ 20%	11.25%		20.55%
+ 10%	11.25%		10.55%
+ 5%	11.25%		5.55%

0%	11.25%		0.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.25%	6.25%	-4.45%
- 10%	11.25%	1.25%	-9.45%
- 20%	11.25%	-8.75%	-19.45%
- 30%	11.25%	-18.75%	-29.45%
- 40%	N/A	-28.75%	-39.45%
- 50%	N/A	-38.75%	-49.45%
- 60%	N/A	-48.75%	-59.45%
- 70%	N/A	-58.75%	-69.45%
- 80%	N/A	-68.75%	-79.45%
- 90%	N/A	-78.75%	-89.45%
- 100%	N/A	-88.75%	-99.45%

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company”) was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the Company reorganized as Caterpillar Inc. in the State of Delaware. The Company operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery is a principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Machinery also includes logistics services for other companies, and the design, manufacture, remanufacture, maintenance and services of rail-related products. Engines is a principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Engines also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Financial Products is a principal line of business consisting primarily of Caterpillar Financial Services Corporation (“Cat Financial”), Caterpillar Insurance Holdings, Inc. (“Cat Insurance”), Caterpillar Power Ventures Corporation (“Cat Power Ventures”) and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

The linked share’s SEC file number is 001-00768.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.47	$34.47	$41.51
March 31, 2004	$42.72	$36.26	$39.54
June 30, 2004	$42.38	$36.01	$39.72
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.40	$48.76
March 31, 2005	$49.98	$43.22	$45.72
June 30, 2005	$51.49	$41.35	$47.66
September 30, 2005	$59.87	$47.43	$58.75
December 30, 2005	$59.84	$48.30	$57.77
March 31, 2006	$77.20	$57.05	$71.81
June 30, 2006	$82.00	$64.41	$74.48
September 29, 2006	$75.43	$62.09	$65.80
December 29, 2006	$70.91	$58.85	$61.33
March 30, 2007	$68.43	$57.98	$67.03
June 29, 2007	$82.88	$65.87	$78.30
September 28, 2007	$87.00	$70.59	$78.43
December 31, 2007	$82.74	$67.00	$72.56
March 31, 2008	$78.62	$60.01	$78.29
June 30, 2008	$85.96	$72.56	$73.82
September 30, 2008	$75.87	$58.11	$59.60
December 31, 2008	$58.18	$32.00	$44.67
March 31, 2009	$47.05	$21.72	$27.96
June 30, 2009	$40.96	$27.50	$33.04
September 30, 2009	$54.70	$30.02	$51.33
November 23, 2009*	$61.21	$47.50	$58.14

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAT

Initial price: $58.14

Protection level: 75.00%

Protection price: $43.61

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.199862

Coupon: 10.25% per annum

Maturity: November 26, 2010

Dividend yield: 2.90% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		102.90%
+ 90%	10.25%		92.90%
+ 80%	10.25%		82.90%
+ 70%	10.25%		72.90%
+ 60%	10.25%		62.90%
+ 50%	10.25%		52.90%
+ 40%	10.25%		42.90%
+ 30%	10.25%		32.90%
+ 20%	10.25%		22.90%
+ 10%	10.25%		12.90%
+ 5%	10.25%		7.90%

0%	10.25%		2.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-2.10%
- 10%	10.25%	0.25%	-7.10%
- 20%	10.25%	-9.75%	-17.10%
- 30%	N/A	-19.75%	-27.10%
- 40%	N/A	-29.75%	-37.10%
- 50%	N/A	-39.75%	-47.10%
- 60%	N/A	-49.75%	-57.10%
- 70%	N/A	-59.75%	-67.10%
- 80%	N/A	-69.75%	-77.10%
- 90%	N/A	-79.75%	-87.10%
- 100%	N/A	-89.75%	-97.10%

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. The Company’s lead products are: (1) REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy and, in December 2005 for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes, or MDS, associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities; and, (2) THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, or ENL, an inflammatory complication of leprosy.

For the year ended December 31, 2008, the Company reported revenues of $2.255 billion, net loss of 1.534 billion and diluted loss per share of $3.46. In March 2008, the Company acquired Pharmion, a global biopharmaceutical company that acquired, developed and commercialized innovative products for the treatment of hematology and oncology patients.

The linked share’s SEC file number is 000-16132.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.04	$9.13	$11.26
March 31, 2004	$12.23	$9.38	$11.91
June 30, 2004	$15.15	$11.25	$14.32
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
June 29, 2007	$66.95	$52.40	$57.33
September 28, 2007	$72.23	$56.56	$71.31
December 31, 2007	$75.44	$41.26	$46.21
March 31, 2008	$62.18	$46.07	$61.29
June 30, 2008	$65.89	$56.88	$63.87
September 30, 2008	$77.39	$56.00	$63.28
December 31, 2008	$66.50	$45.46	$55.28
March 31, 2009	$56.59	$39.32	$44.40
June 30, 2009	$48.76	$36.90	$47.84
September 30, 2009	$58.31	$45.27	$55.90
November 23, 2009*	$57.45	$49.75	$55.65

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CELG

Initial price: $55.65

Protection level: 75.00%

Protection price: $41.74

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.969452

Coupon: 8.50% per annum

Maturity: November 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

CSX Corporation

According to publicly available information, CSX Corporation (the “Company”) is one of the nation’s leading transportation companies. Based in Jacksonville, Florida, Surface Transportation, which includes the Company’s rail and intermodal businesses, provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

The Company’s principal operating company, CSX Transportation Inc. (“CXST”), provides a crucial link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves every major population center in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec. It serves 70 ocean, river and lake ports along the Atlantic and Gulf Coasts, the Mississippi River, the Great Lakes and the St. Lawrence Seaway. CSXT also serves thousands of production and distribution facilities through track connections to more than 230 short-line and regional railroads.

Together, the rail and intermodal segments generated $11.3 billion of revenue during 2008 and served four primary lines of business: 1) The merchandise business is the most diverse market with nearly 2.5 million carloads per year of aggregates, which include crushed stone, sand and gravel, metal, phosphate, fertilizer, food, consumer, agricultural, paper and chemical products. The merchandise business generated approximately 49% of the Company’s revenue in 2008 and 37% of volume. 2) Coal, which delivered approximately 1.9 million carloads of coal, coke and iron ore to electricity generating power plants, ocean, river and lake piers and terminals, steel makers and industrial plants, accounted for approximately 29% of the Company’s revenue in 2008 and 28% of volume. The Company transports almost one-third of every ton of coal used for generating electricity in the areas it serves. 3) Automotive, which delivers finished vehicles and auto parts, generated approximately 7% of the Company’s revenue and 5% of the Company’s volume in 2008. The Company delivers approximately 30% of North America’s light vehicles, serving both traditional manufacturers and the increasing number of global manufacturers. 4)Intermodal offers a competitive cost advantage over long-haul trucking by combining the economics of rail transportation with the short-haul flexibility of trucks. Through its network of more than 50 terminals, Intermodal serves all major markets east of the Mississippi River and transports mainly manufactured consumer goods in containers, providing customers with truck-like service for longer shipments. For 2008, Intermodal accounted for approximately 13% of the Company’s total revenue and 30% of volume.

The linked share’s SEC file number is: 01-08022.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$18.13	$14.40	$15.15
June 30, 2004	$16.61	$14.64	$16.39
September 30, 2004	$17.14	$14.98	$16.60
December 31, 2004	$20.23	$16.55	$20.04
March 31, 2005	$21.76	$18.45	$20.83
June 30, 2005	$22.05	$19.01	$21.33
September 30, 2005	$23.45	$21.24	$23.24
December 30, 2005	$25.80	$21.35	$25.39
March 31, 2006	$30.20	$24.29	$29.90
June 30, 2006	$37.33	$30.06	$35.22
September 29, 2006	$35.58	$28.60	$32.83
December 29, 2006	$38.28	$32.51	$34.43
March 30, 2007	$42.53	$33.50	$40.05
June 29, 2007	$47.38	$39.36	$45.08
September 28, 2007	$51.88	$38.09	$42.73
December 31, 2007	$46.49	$40.17	$43.98
March 31, 2008	$58.10	$39.87	$56.07
June 30, 2008	$70.69	$55.04	$62.81
September 30, 2008	$69.48	$50.51	$54.57
December 31, 2008	$54.57	$30.01	$32.47
March 31, 2009	$36.82	$20.71	$25.85
June 30, 2009	$36.57	$25.09	$34.63
September 30, 2009	$48.85	$30.26	$41.86
December 31, 2009	$50.79	$40.67	$48.49
January 27, 2010*	$52.83	$43.98	$45.54

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSX

Initial price: $48.68

Protection level: 75.00%

Protection price: $36.51

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.542317

Coupon: 9.00% per annum

Maturity: November 26, 2010

Dividend yield: 2.29% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.29%
+ 90%	9.00%		92.29%
+ 80%	9.00%		82.29%
+ 70%	9.00%		72.29%
+ 60%	9.00%		62.29%
+ 50%	9.00%		52.29%
+ 40%	9.00%		42.29%
+ 30%	9.00%		32.29%
+ 20%	9.00%		22.29%
+ 10%	9.00%		12.29%
+ 5%	9.00%		7.29%

0%	9.00%		2.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.71%
- 10%	9.00%	-1.00%	-7.71%
- 20%	9.00%	-11.00%	-17.71%
- 30%	N/A	-21.00%	-27.71%
- 40%	N/A	-31.00%	-37.71%
- 50%	N/A	-41.00%	-47.71%
- 60%	N/A	-51.00%	-57.71%
- 70%	N/A	-61.00%	-67.71%
- 80%	N/A	-71.00%	-77.71%
- 90%	N/A	-81.00%	-87.71%
- 100%	N/A	-91.00%	-97.71%

E.I. du Pont de Nemours and Company

According to publicly available information, E.I. du Pont de Nemours and Company (the “Company”) was founded in 1802 and was incorporated in Delaware in 1915. The Company seeks to be a world leader in science and innovation across a range of disciplines, including agriculture and food, building and construction, electronics and communications, general industrial, and transportation. As of December 31, 2008, the Company’s worldwide employment was approximately 60,000 people. The Company has operations in approximately 90 countries worldwide.

The linked share’s SEC file number is 001-00815.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$46.00	$38.60	$45.89
March 31, 2004	$46.25	$40.46	$42.22
June 30, 2004	$45.20	$40.84	$44.42
September 30, 2004	$44.78	$39.89	$42.80
December 31, 2004	$49.39	$41.00	$49.05
March 31, 2005	$54.90	$46.01	$51.24
June 30, 2005	$51.88	$42.76	$43.01
September 30, 2005	$44.75	$37.88	$39.17
December 30, 2005	$43.80	$37.60	$42.50
March 31, 2006	$43.47	$38.52	$42.21
June 30, 2006	$45.75	$39.53	$41.60
September 29, 2006	$43.49	$38.90	$42.84
December 29, 2006	$49.68	$42.48	$48.71
March 30, 2007	$53.67	$47.58	$49.43
June 29, 2007	$53.25	$48.44	$50.84
September 28, 2007	$53.48	$45.75	$49.56
December 31, 2007	$50.42	$42.25	$44.09
March 31, 2008	$48.07	$41.26	$46.76
June 30, 2008	$52.34	$42.36	$42.89
September 30, 2008	$48.22	$39.45	$40.30
December 31, 2008	$41.15	$21.33	$25.30
March 31, 2009	$27.98	$16.06	$22.33
June 30, 2009	$30.21	$21.62	$25.62
September 30, 2009	$34.59	$23.91	$32.14
November 23, 2009*	$35.33	$30.10	$34.76

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DD

Initial price: $34.76

Protection level: 80.00%

Protection price: $27.81

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.768700

Coupon: 8.50% per annum

Maturity: November 26, 2010

Dividend yield: 4.73% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		104.73%
+ 90%	8.50%		94.73%
+ 80%	8.50%		84.73%
+ 70%	8.50%		74.73%
+ 60%	8.50%		64.73%
+ 50%	8.50%		54.73%
+ 40%	8.50%		44.73%
+ 30%	8.50%		34.73%
+ 20%	8.50%		24.73%
+ 10%	8.50%		14.73%
+ 5%	8.50%		9.73%

0%	8.50%		4.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-0.27%
- 10%	8.50%	-1.50%	-5.27%
- 20%	8.50%	-11.50%	-15.27%
- 30%	N/A	-21.50%	-25.27%
- 40%	N/A	-31.50%	-35.27%
- 50%	N/A	-41.50%	-45.27%
- 60%	N/A	-51.50%	-55.27%
- 70%	N/A	-61.50%	-65.27%
- 80%	N/A	-71.50%	-75.27%
- 90%	N/A	-81.50%	-85.27%
- 100%	N/A	-91.50%	-95.27%

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company sells its products and services directly to customers through sales representatives, telephone-based sales, and online at www.dell.com. The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$37.18	$32.30	$33.96
March 31, 2004	$36.16	$31.14	$33.62
June 30, 2004	$36.75	$33.54	$35.82
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
March 31, 2009	$11.42	$7.84	$9.48
June 30, 2009	$13.96	$9.22	$13.73
September 30, 2009	$17.23	$11.84	$15.26
November 23, 2009*	$16.20	$14.21	$14.79

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $14.79

Protection level: 80.00%

Protection price: $11.83

Physical delivery amount: 67 ($1,000/Initial price)

Fractional shares: 0.613252

Coupon: 9.00% per annum

Maturity: November 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. As of December 31, 2008, consolidated recoverable proven and probable reserves totaled 102.0 billion pounds of copper, 40.0 million ounces of gold, 2.48 billion pounds of molybdenum, 266.6 million ounces of silver and 0.7 billion pounds of cobalt. Approximately 35 percent of their copper reserves were in Indonesia, approximately 31 percent were in South America, approximately 28 percent were in North America and approximately six percent were in Africa. Approximately 96 percent of their gold reserves were in Indonesia, with their remaining gold reserves located in South America.

The linked share’s SEC file number is 1-11307-01.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.12	$29.51	$37.96
March 31, 2004	$40.46	$31.63	$35.22
June 30, 2004	$35.91	$25.16	$29.87
September 30, 2004	$37.96	$28.42	$36.49
December 31, 2004	$38.34	$30.62	$34.68
March 31, 2005	$39.82	$31.86	$36.37
June 30, 2005	$37.02	$28.94	$34.38
September 30, 2005	$45.95	$34.09	$45.13
December 30, 2005	$52.34	$40.68	$50.43
March 31, 2006	$60.92	$44.16	$56.59
June 30, 2006	$68.36	$41.46	$53.30
September 29, 2006	$59.92	$45.77	$51.96
December 29, 2006	$62.14	$46.44	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
June 30, 2009	$61.55	$36.60	$50.11
September 30, 2009	$73.43	$43.19	$68.61
December 11, 2009*	$87.35	$63.01	$76.81

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 11, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $85.33

Protection level: 70.00%

Protection price: $59.73

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.719208

Coupon: 12.25% per annum

Maturity: November 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.25%		100.00%
+ 90%	12.25%		90.00%
+ 80%	12.25%		80.00%
+ 70%	12.25%		70.00%
+ 60%	12.25%		60.00%
+ 50%	12.25%		50.00%
+ 40%	12.25%		40.00%
+ 30%	12.25%		30.00%
+ 20%	12.25%		20.00%
+ 10%	12.25%		10.00%
+ 5%	12.25%		5.00%

0%	12.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.25%	7.25%	-5.00%
- 10%	12.25%	2.25%	-10.00%
- 20%	12.25%	-7.75%	-20.00%
- 30%	12.25%	-17.75%	-30.00%
- 40%	N/A	-27.75%	-40.00%
- 50%	N/A	-37.75%	-50.00%
- 60%	N/A	-47.75%	-60.00%
- 70%	N/A	-57.75%	-70.00%
- 80%	N/A	-67.75%	-80.00%
- 90%	N/A	-77.75%	-90.00%
- 100%	N/A	-87.75%	-100.00%

General Electric Company

According to publicly available information, General Electric Company (the “Company”) is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, the Company serves customers in more than 100 countries and employs more than 300,000 people worldwide as of December 31, 2008.

The Company’s operating segments include Infrastructure, Commercial Finance, GE Money, Healthcare, NBC Universal and Industrial.

The Company’s executive offices are located at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

The linked share’s SEC file number is: 001-00035.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$31.30	$27.37	$30.98
March 31, 2004	$34.56	$28.88	$30.52
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 28, 2007	$42.07	$36.20	$41.40
December 31, 2007	$42.15	$36.07	$37.07
March 31, 2008	$37.74	$31.65	$37.01
June 30, 2008	$38.52	$26.16	$26.69
September 30, 2008	$30.39	$22.19	$25.50
December 31, 2008	$25.75	$12.58	$16.20
March 31, 2009	$17.22	$5.87	$10.11
June 30, 2009	$14.55	$9.80	$11.72
September 30, 2009	$17.52	$10.50	$16.42
November 23, 2009*	$16.87	$14.15	$16.02

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $16.02

Protection level: 75.00%

Protection price: $12.02

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.421973

Coupon: 9.25% per annum

Maturity: November 26, 2010

Dividend yield: 5.09% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		105.09%
+ 90%	9.25%		95.09%
+ 80%	9.25%		85.09%
+ 70%	9.25%		75.09%
+ 60%	9.25%		65.09%
+ 50%	9.25%		55.09%
+ 40%	9.25%		45.09%
+ 30%	9.25%		35.09%
+ 20%	9.25%		25.09%
+ 10%	9.25%		15.09%
+ 5%	9.25%		10.09%

0%	9.25%		5.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	0.09%
- 10%	9.25%	-0.75%	-4.91%
- 20%	9.25%	-10.75%	-14.91%
- 30%	N/A	-20.75%	-24.91%
- 40%	N/A	-30.75%	-34.91%
- 50%	N/A	-40.75%	-44.91%
- 60%	N/A	-50.75%	-54.91%
- 70%	N/A	-60.75%	-64.91%
- 80%	N/A	-70.75%	-74.91%
- 90%	N/A	-80.75%	-84.91%
- 100%	N/A	-90.75%	-94.91%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in five reportable business segments: Display Technologies, Telecommunications, Environmental Technologies, Specialty Materials and Life Sciences. The Company manufactures and processes products at more than 51 plants in 15 countries. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products. The Display Technologies segment represented 46%, the Telecommunications segment represented 30%, the Environmental Technologies segment represented 12% and the Specialty Materials segment represented approximately 6% of the Company’s sales for 2008.

The linked share’s SEC file number is 01-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 28, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
September 30, 2008	$23.05	$14.47	$15.64
December 31, 2008	$15.64	$7.36	$9.53
March 31, 2009	$14.44	$8.97	$13.27
June 30, 2009	$16.54	$13.20	$16.06
September 30, 2009	$17.13	$13.98	$15.31
November 23, 2009*	$17.22	$14.14	$16.49

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $16.49

Protection level: 75.00%

Protection price: $12.37

Physical delivery amount: 60 ($1,000/Initial price)

Fractional shares: 0.642814

Coupon: 8.75% per annum

Maturity: November 26, 2010

Dividend yield: 1.21% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		101.21%
+ 90%	8.75%		91.21%
+ 80%	8.75%		81.21%
+ 70%	8.75%		71.21%
+ 60%	8.75%		61.21%
+ 50%	8.75%		51.21%
+ 40%	8.75%		41.21%
+ 30%	8.75%		31.21%
+ 20%	8.75%		21.21%
+ 10%	8.75%		11.21%
+ 5%	8.75%		6.21%

0%	8.75%		1.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-3.79%
- 10%	8.75%	-1.25%	-8.79%
- 20%	8.75%	-11.25%	-18.79%
- 30%	N/A	-21.25%	-28.79%
- 40%	N/A	-31.25%	-38.79%
- 50%	N/A	-41.25%	-48.79%
- 60%	N/A	-51.25%	-58.79%
- 70%	N/A	-61.25%	-68.79%
- 80%	N/A	-71.25%	-78.79%
- 90%	N/A	-81.25%	-88.79%
- 100%	N/A	-91.25%	-98.79%

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

As of November 28, 2008, the Company operated offices in over 30 countries and 43% of its 30,067 employees were based outside the United States. In 2008, the Company derived 30% of its net revenues outside of the Americas.

The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of its common stock. On September 21, 2008, the Company became a bank holding company regulated by the Board of Governors of the Federal Reserve System (Federal Reserve Board) under the U.S. Bank Holding Company Act of 1956 (BHC Act). The Company’s depository institution subsidiary, Goldman Sachs Bank USA (GS Bank USA), became a New York State-chartered bank on November 28, 2008.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 28, 2007	$225.76	$157.38	$216.74
December 31, 2007	$250.70	$197.10	$215.05
March 31, 2008	$215.05	$140.27	$165.39
June 30, 2008	$203.30	$161.22	$174.90
September 30, 2008	$190.00	$86.85	$128.00
December 31, 2008	$142.00	$47.44	$84.39
March 31, 2009	$115.64	$59.13	$106.02
June 30, 2009	$151.17	$103.95	$147.44
September 30, 2009	$188.00	$135.24	$184.35
November 23, 2009*	$193.59	$165.31	$172.00

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $172.00

Protection level: 75.00%

Protection price: $129.00

Physical delivery amount: 5 ($1,000/Initial price)

Fractional shares: 0.813953

Coupon: 9.00% per annum

Maturity: November 26, 2010

Dividend yield: 0.68% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.68%
+ 90%	9.00%		90.68%
+ 80%	9.00%		80.68%
+ 70%	9.00%		70.68%
+ 60%	9.00%		60.68%
+ 50%	9.00%		50.68%
+ 40%	9.00%		40.68%
+ 30%	9.00%		30.68%
+ 20%	9.00%		20.68%
+ 10%	9.00%		10.68%
+ 5%	9.00%		5.68%

0%	9.00%		0.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.32%
- 10%	9.00%	-1.00%	-9.32%
- 20%	9.00%	-11.00%	-19.32%
- 30%	N/A	-21.00%	-29.32%
- 40%	N/A	-31.00%	-39.32%
- 50%	N/A	-41.00%	-49.32%
- 60%	N/A	-51.00%	-59.32%
- 70%	N/A	-61.00%	-69.32%
- 80%	N/A	-71.00%	-79.32%
- 90%	N/A	-81.00%	-89.32%
- 100%	N/A	-91.00%	-99.32%

Hess Corporation

According to publicly available information, Hess Corporation (the “Company”) (formerly Amerada Hess Corporation), is a Delaware corporation, incorporated in 1920. On May 3, 2006, Amerada Hess Corporation changed its name to Hess Corporation. The Company, together with its subsidiaries (collectively referred to as the “Corporation”), is a global integrated energy company that operates in two segments, Exploration and Production (E&P) and Marketing and Refining (M&R). The E&P segment explores for, develops, produces, purchases, transports and sells crude oil and natural gas. These exploration and production activities take place in the United States, United Kingdom, Norway, Brazil, Denmark, Equatorial Guinea, Algeria, Australia, Malaysia, Thailand, Russia, Gabon, , Ghana, Azerbaijan, Indonesia, Libya, Egypt, and other countries. The M&R segment manufactures, purchases, transports, trades and markets refined petroleum products, natural gas and electricity. As of December 31, 2008, the Corporation owned 50% of a refinery joint venture in the United States Virgin Islands, and another refining facility, terminals and retail gasoline stations, most of which include convenience stores, located on the East Coast of the United States.

The linked share’s SEC file number is: 1-1204.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$18.42	$15.36	$17.72
March 31, 2004	$22.49	$17.75	$21.76
June 30, 2004	$26.50	$20.68	$26.40
September 30, 2004	$29.91	$25.27	$29.67
December 31, 2004	$31.30	$25.38	$27.46
March 31, 2005	$34.65	$25.94	$32.07
June 30, 2005	$37.37	$28.75	$35.50
September 30, 2005	$47.42	$35.72	$45.83
December 30, 2005	$46.33	$36.97	$42.27
March 31, 2006	$52.00	$42.83	$47.47
June 30, 2006	$53.46	$43.23	$52.85
September 29, 2006	$56.35	$39.18	$41.42
December 29, 2006	$52.70	$37.62	$49.57
March 30, 2007	$58.00	$46.45	$55.47
June 29, 2007	$61.48	$54.55	$58.96
September 28, 2007	$69.04	$53.12	$66.53
December 31, 2007	$105.85	$63.58	$100.86
March 31, 2008	$101.64	$76.67	$88.18
June 30, 2008	$137.00	$88.22	$126.19
September 30, 2008	$129.00	$71.16	$82.08
December 31, 2008	$82.02	$35.51	$53.64
March 31, 2009	$66.83	$49.28	$54.20
June 30, 2009	$69.73	$49.87	$53.75
September 30, 2009	$57.83	$46.36	$53.46
December 31, 2009	$62.17	$51.46	$60.50
February 16, 2010*	$66.42	$55.89	$60.46

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 16, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HES

Initial price: $58.73

Protection level: 75.00%

Protection price: $44.05

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.027073

Coupon: 8.75% per annum

Maturity: November 26, 2010

Dividend yield: 0.68% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.68%
+ 90%	8.75%		90.68%
+ 80%	8.75%		80.68%
+ 70%	8.75%		70.68%
+ 60%	8.75%		60.68%
+ 50%	8.75%		50.68%
+ 40%	8.75%		40.68%
+ 30%	8.75%		30.68%
+ 20%	8.75%		20.68%
+ 10%	8.75%		10.68%
+ 5%	8.75%		5.68%

0%	8.75%		0.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.32%
- 10%	8.75%	-1.25%	-9.32%
- 20%	8.75%	-11.25%	-19.32%
- 30%	N/A	-21.25%	-29.32%
- 40%	N/A	-31.25%	-39.32%
- 50%	N/A	-41.25%	-49.32%
- 60%	N/A	-51.25%	-59.32%
- 70%	N/A	-61.25%	-69.32%
- 80%	N/A	-71.25%	-79.32%
- 90%	N/A	-81.25%	-89.32%
- 100%	N/A	-91.25%	-99.32%

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that develops advanced integrated digital technology products, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. As of December 27, 2008, the Company’s products included microprocessors, chipsets, motherboard products, flash memory products, wired and wireless Internet connectivity products, other communications infrastructure products that are the building blocks for modular communications platforms, network service products and software products and services. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.76
September 28, 2007	$26.52	$22.09	$25.86
December 31, 2007	$27.99	$24.32	$26.66
March 31, 2008	$26.34	$18.05	$21.18
June 30, 2008	$25.29	$20.50	$21.48
September 30, 2008	$24.75	$17.27	$18.73
December 31, 2008	$18.69	$12.07	$14.66
March 31, 2009	$15.83	$12.05	$15.05
June 30, 2009	$16.74	$14.62	$16.55
September 30, 2009	$20.65	$15.78	$19.57
November 23, 2009*	$21.26	$18.31	$19.40

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $19.40

Protection level: 80.00%

Protection price: $15.52

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.546392

Coupon: 8.50% per annum

Maturity: November 26, 2010

Dividend yield: 2.89% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		102.89%
+ 90%	8.50%		92.89%
+ 80%	8.50%		82.89%
+ 70%	8.50%		72.89%
+ 60%	8.50%		62.89%
+ 50%	8.50%		52.89%
+ 40%	8.50%		42.89%
+ 30%	8.50%		32.89%
+ 20%	8.50%		22.89%
+ 10%	8.50%		12.89%
+ 5%	8.50%		7.89%

0%	8.50%		2.89%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-2.11%
- 10%	8.50%	-1.50%	-7.11%
- 20%	8.50%	-11.50%	-17.11%
- 30%	N/A	-21.50%	-27.11%
- 40%	N/A	-31.50%	-37.11%
- 50%	N/A	-41.50%	-47.11%
- 60%	N/A	-51.50%	-57.11%
- 70%	N/A	-61.50%	-67.11%
- 80%	N/A	-71.50%	-77.11%
- 90%	N/A	-81.50%	-87.11%
- 100%	N/A	-91.50%	-97.11%

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of January 30, 2009, the Company operated 1,638 stores in 50 states and 11 stores located in Canada, totalling 1,649 stores.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$30.21	$26.00	$27.69
March 31, 2004	$29.32	$25.38	$28.06
June 30, 2004	$28.12	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 28, 2007	$32.53	$25.98	$28.02
December 31, 2007	$29.98	$21.76	$22.62
March 31, 2008	$26.87	$19.94	$22.94
June 30, 2008	$27.18	$20.52	$20.75
September 30, 2008	$28.48	$18.00	$23.69
December 31, 2008	$23.73	$15.76	$21.52
March 31, 2009	$23.14	$13.12	$18.25
June 30, 2009	$22.08	$17.65	$19.41
September 30, 2009	$24.09	$18.43	$20.94
November 23, 2009*	$22.23	$19.16	$21.88

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $21.88

Protection level: 80.00%

Protection price: $17.50

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.703839

Coupon: 8.50% per annum

Maturity: November 26, 2010

Dividend yield: 1.59% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.59%
+ 90%	8.50%		91.59%
+ 80%	8.50%		81.59%
+ 70%	8.50%		71.59%
+ 60%	8.50%		61.59%
+ 50%	8.50%		51.59%
+ 40%	8.50%		41.59%
+ 30%	8.50%		31.59%
+ 20%	8.50%		21.59%
+ 10%	8.50%		11.59%
+ 5%	8.50%		6.59%

0%	8.50%		1.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.41%
- 10%	8.50%	-1.50%	-8.41%
- 20%	8.50%	-11.50%	-18.41%
- 30%	N/A	-21.50%	-28.41%
- 40%	N/A	-31.50%	-38.41%
- 50%	N/A	-41.50%	-48.41%
- 60%	N/A	-51.50%	-58.41%
- 70%	N/A	-61.50%	-68.41%
- 80%	N/A	-71.50%	-78.41%
- 90%	N/A	-81.50%	-88.41%
- 100%	N/A	-91.50%	-98.41%

Metlife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2008, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company franchises and brand names uniquely position us to be the preeminent provider of protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$34.14	$28.29	$33.67
March 31, 2004	$35.98	$32.30	$35.68
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 3, 2009*	$38.75	$32.16	$34.11

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $34.49

Protection level: 75.00%

Protection price: $25.87

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.993911

Coupon: 11.50% per annum

Maturity: November 26, 2010

Dividend yield: 2.15% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.50%		102.15%
+ 90%	11.50%		92.15%
+ 80%	11.50%		82.15%
+ 70%	11.50%		72.15%
+ 60%	11.50%		62.15%
+ 50%	11.50%		52.15%
+ 40%	11.50%		42.15%
+ 30%	11.50%		32.15%
+ 20%	11.50%		22.15%
+ 10%	11.50%		12.15%
+ 5%	11.50%		7.15%

0%	11.50%		2.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-2.85%
- 10%	11.50%	1.50%	-7.85%
- 20%	11.50%	-8.50%	-17.85%
- 30%	N/A	-18.50%	-27.85%
- 40%	N/A	-28.50%	-37.85%
- 50%	N/A	-38.50%	-47.85%
- 60%	N/A	-48.50%	-57.85%
- 70%	N/A	-58.50%	-67.85%
- 80%	N/A	-68.50%	-77.85%
- 90%	N/A	-78.50%	-87.85%
- 100%	N/A	-88.50%	-97.85%

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. In 2009, we acquired Aly Participacoes Ltda. (Aly) and the assets of WestBred, LLC to further this growth. The Company’s Agricultural Productivity segment has encountered significant market change in the past year as numerous major global competitors have increased production which, coupled with purchases from local generic companies, has increased channel inventory for generic glyphosate. The Seeds and Genomics segment produces the seed brands and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 28, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
March 31, 2008	$129.28	$90.86	$111.50
June 30, 2008	$145.17	$104.60	$126.44
September 30, 2008	$126.90	$92.74	$98.98
December 31, 2008	$100.69	$63.47	$70.35
March 31, 2009	$87.92	$69.63	$83.10
June 30, 2009	$93.35	$73.57	$74.34
September 30, 2009	$87.27	$70.09	$77.40
November 23, 2009*	$80.84	$66.58	$79.89

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $79.89

Protection level: 80.00%

Protection price: $63.91

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.517211

Coupon: 9.25% per annum

Maturity: November 26, 2010

Dividend yield: 1.29% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		101.29%
+ 90%	9.25%		91.29%
+ 80%	9.25%		81.29%
+ 70%	9.25%		71.29%
+ 60%	9.25%		61.29%
+ 50%	9.25%		51.29%
+ 40%	9.25%		41.29%
+ 30%	9.25%		31.29%
+ 20%	9.25%		21.29%
+ 10%	9.25%		11.29%
+ 5%	9.25%		6.29%

0%	9.25%		1.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-3.71%
- 10%	9.25%	-0.75%	-8.71%
- 20%	9.25%	-10.75%	-18.71%
- 30%	N/A	-20.75%	-28.71%
- 40%	N/A	-30.75%	-38.71%
- 50%	N/A	-40.75%	-48.71%
- 60%	N/A	-50.75%	-58.71%
- 70%	N/A	-60.75%	-68.71%
- 80%	N/A	-70.75%	-78.71%
- 90%	N/A	-80.75%	-88.71%
- 100%	N/A	-90.75%	-98.71%

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of four operating segments: 1) Exploration and Production—explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation—refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; 3) Integrated Gas—markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas; and 4) Oil Sands Mining—mines, extracts and transports bitumen from oil sands deposits in Alberta, Canada, and upgrades the bitumen to produce and market synthetic crude oil and by-products At December 31, 2008, the Company’s net proved liquid hydrocarbon and natural gas reserves totaled 1,016 million boe. The Company conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States.

The linked share’s SEC file number is 001-05153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 28, 2007	$65.21	$46.97	$57.02
December 31, 2007	$63.07	$51.99	$60.86
March 31, 2008	$63.22	$43.30	$45.60
June 30, 2008	$55.75	$44.59	$51.87
September 30, 2008	$53.97	$36.57	$39.87
December 31, 2008	$39.47	$19.35	$27.36
March 31, 2009	$30.80	$20.19	$26.29
June 30, 2009	$33.62	$25.25	$30.13
September 30, 2009	$34.60	$27.48	$31.90
November 23, 2009*	$35.71	$30.39	$33.09

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $33.09

Protection level: 80.00%

Protection price: $26.47

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.220610

Coupon: 8.50% per annum

Maturity: November 26, 2010

Dividend yield: 2.91% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		102.91%
+ 90%	8.50%		92.91%
+ 80%	8.50%		82.91%
+ 70%	8.50%		72.91%
+ 60%	8.50%		62.91%
+ 50%	8.50%		52.91%
+ 40%	8.50%		42.91%
+ 30%	8.50%		32.91%
+ 20%	8.50%		22.91%
+ 10%	8.50%		12.91%
+ 5%	8.50%		7.91%

0%	8.50%		2.91%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-2.09%
- 10%	8.50%	-1.50%	-7.09%
- 20%	8.50%	-11.50%	-17.09%
- 30%	N/A	-21.50%	-27.09%
- 40%	N/A	-31.50%	-37.09%
- 50%	N/A	-41.50%	-47.09%
- 60%	N/A	-51.50%	-57.09%
- 70%	N/A	-61.50%	-67.09%
- 80%	N/A	-71.50%	-77.09%
- 90%	N/A	-81.50%	-87.09%
- 100%	N/A	-91.50%	-97.09%

Newmont Mining Corporation

According to publicly available information, Newmont Mining Corporation (the “Company”) is primarily a gold producer with significant assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Bolivia, New Zealand and Mexico. As of December 31, 2008, the Company had proven and probable gold reserves of 85 million equity ounces and an aggregate land position of approximately 38,840 square miles (100,600 square kilometers). The Company is also engaged in the production of copper, principally through its Batu Hijau operation in Indonesia. On January 27, 2009, the Company entered into a definitive sale and purchase agreement with AngloGold Ashanti Australia Limited to acquire its 33.33% interest in the Boddington project. The Company’s original predecessor corporation was incorporated in 1921 under the laws of Delaware. The Company’s corporate headquarters are in Denver, Colorado.

The linked share’s SEC file number is 001-31240.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$50.28	$37.35	$48.61
March 31, 2004	$50.20	$40.51	$46.63
June 30, 2004	$47.32	$34.83	$38.76
September 30, 2004	$45.75	$37.65	$45.53
December 31, 2004	$49.98	$43.10	$44.41
March 31, 2005	$46.63	$40.07	$42.25
June 30, 2005	$42.60	$34.90	$39.03
September 30, 2005	$48.18	$36.55	$47.17
December 30, 2005	$53.93	$42.08	$53.40
March 31, 2006	$62.70	$46.65	$51.89
June 30, 2006	$59.70	$47.34	$52.93
September 29, 2006	$56.48	$41.75	$42.75
December 29, 2006	$47.80	$39.85	$45.15
March 30, 2007	$48.33	$40.53	$41.99
June 29, 2007	$45.25	$38.09	$39.06
September 28, 2007	$48.42	$38.01	$44.73
December 31, 2007	$56.35	$44.25	$48.83
March 31, 2008	$57.55	$44.74	$45.30
June 30, 2008	$53.24	$42.36	$52.16
September 30, 2008	$53.76	$35.80	$38.76
December 31, 2008	$41.79	$21.18	$40.70
March 31, 2009	$47.30	$34.40	$44.76
June 30, 2009	$49.84	$37.55	$40.87
September 30, 2009	$48.00	$36.78	$44.02
November 23, 2009*	$54.86	$41.45	$53.34

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NEM

Initial price: $53.34

Protection level: 80.00%

Protection price: $42.67

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.747657

Coupon: 8.75% per annum

Maturity: November 26, 2010

Dividend yield: 0.75% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.75%
+ 90%	8.75%		90.75%
+ 80%	8.75%		80.75%
+ 70%	8.75%		70.75%
+ 60%	8.75%		60.75%
+ 50%	8.75%		50.75%
+ 40%	8.75%		40.75%
+ 30%	8.75%		30.75%
+ 20%	8.75%		20.75%
+ 10%	8.75%		10.75%
+ 5%	8.75%		5.75%

0%	8.75%		0.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.25%
- 10%	8.75%	-1.25%	-9.25%
- 20%	8.75%	-11.25%	-19.25%
- 30%	N/A	-21.25%	-29.25%
- 40%	N/A	-31.25%	-39.25%
- 50%	N/A	-41.25%	-49.25%
- 60%	N/A	-51.25%	-59.25%
- 70%	N/A	-61.25%	-69.25%
- 80%	N/A	-71.25%	-79.25%
- 90%	N/A	-81.25%	-89.25%
- 100%	N/A	-91.25%	-99.25%

National Oilwell Varco, Inc.

According to publicly available information, National Oilwell Varco, Inc. (the “Company”) is a leading worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. As of December 31, 2008, the Company conducted operations in over 800 locations across six continents. On April 21, 2008 the Company acquired 100% of the outstanding shares of Grant Prideco, Inc. The Company has a long tradition of pioneering innovations which improve the cost-effectiveness, efficiency, safety and environmental impact of oil and gas operations.

The Company’s principal executive offices are located at 7909 Parkwood Circle Drive, Houston, Texas 77036, and its Internet web site address is http://www.nov.com.

The linked share’s SEC file number is: 01-12317.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.72	$8.75	$11.18
March 31, 2004	$15.54	$10.83	$14.14
June 30, 2004	$15.87	$12.71	$15.75
September 30, 2004	$17.24	$13.97	$16.43
December 31, 2004	$18.69	$15.78	$17.65
March 31, 2005	$25.25	$16.54	$23.35
June 30, 2005	$24.60	$19.64	$23.77
September 30, 2005	$34.01	$23.12	$32.90
December 30, 2005	$33.70	$26.71	$31.35
March 31, 2006	$38.80	$27.89	$32.06
June 30, 2006	$36.50	$28.17	$31.66
September 29, 2006	$34.32	$27.44	$29.28
December 29, 2006	$34.30	$25.81	$30.59
March 30, 2007	$39.64	$26.88	$38.90
June 29, 2007	$54.79	$38.28	$52.12
September 28, 2007	$74.94	$48.91	$72.25
December 31, 2007	$82.00	$61.06	$73.46
March 31, 2008	$77.83	$49.46	$58.38
June 30, 2008	$92.37	$56.80	$88.72
September 30, 2008	$92.70	$42.78	$50.23
December 31, 2008	$49.27	$17.60	$24.44
March 31, 2009	$34.47	$22.19	$28.71
June 30, 2009	$40.69	$27.52	$32.66
September 30, 2009	$44.57	$28.77	$43.13
December 7, 2009*	$50.16	$40.12	$42.23

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 7, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOV

Initial price: $43.53

Protection level: 75.00%

Protection price: $32.65

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.972663

Coupon: 11.50% per annum

Maturity: November 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.50%		100.00%
+ 90%	11.50%		90.00%
+ 80%	11.50%		80.00%
+ 70%	11.50%		70.00%
+ 60%	11.50%		60.00%
+ 50%	11.50%		50.00%
+ 40%	11.50%		40.00%
+ 30%	11.50%		30.00%
+ 20%	11.50%		20.00%
+ 10%	11.50%		10.00%
+ 5%	11.50%		5.00%

0%	11.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-5.00%
- 10%	11.50%	1.50%	-10.00%
- 20%	11.50%	-8.50%	-20.00%
- 30%	N/A	-18.50%	-30.00%
- 40%	N/A	-28.50%	-40.00%
- 50%	N/A	-38.50%	-50.00%
- 60%	N/A	-48.50%	-60.00%
- 70%	N/A	-58.50%	-70.00%
- 80%	N/A	-68.50%	-80.00%
- 90%	N/A	-78.50%	-90.00%
- 100%	N/A	-88.50%	-100.00%

OCCIDENTAL PETROLEUM CORP

Accordingly to publicly available information, the principal businesses of Occidental Petroleum Corporation (the “Company”) consisted of three segments as of December 31, 2008. The oil and gas segment explores for, develops, produces and markets crude oil, natural gas liquids (NGLs), condensate and natural gas. The chemical segment (OxyChem) manufactures and markets basic chemicals, vinyls and performance chemicals. The midstream, marketing and other segment (midstream and marketing) gathers, treats, processes, transports, stores, trades and markets crude oil, natural gas, NGLs, condensate and carbon dioxide (CO2) and generates and markets power.

Occidental changed its alignment of operating segments at the beginning of 2008. In previous years, oil and gas and a portion of the midstream and marketing operations were reported as a single oil and gas segment and some of the corporate-directed midstream and marketing operations were reported under corporate and other.

The linked share’s SEC file number is 01-09210.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$21.49	$17.48	$21.12
March 31, 2004	$23.38	$20.98	$23.03
June 30, 2004	$24.86	$21.80	$24.21
September 30, 2004	$28.23	$23.89	$27.97
December 31, 2004	$30.38	$26.98	$29.18
March 31, 2005	$37.38	$27.53	$35.59
June 30, 2005	$40.50	$32.03	$38.47
September 30, 2005	$44.90	$38.74	$42.72
December 30, 2005	$43.43	$34.40	$39.94
March 31, 2006	$49.00	$40.95	$46.33
June 30, 2006	$54.26	$44.78	$51.28
September 29, 2006	$55.45	$44.01	$48.11
December 29, 2006	$52.40	$43.76	$48.83
March 30, 2007	$50.46	$42.06	$49.31
June 29, 2007	$59.73	$49.10	$57.88
September 28, 2007	$65.86	$50.66	$64.08
December 31, 2007	$79.25	$63.29	$76.99
March 31, 2008	$80.83	$60.70	$73.17
June 30, 2008	$100.03	$72.23	$89.86
September 30, 2008	$92.46	$63.97	$70.45
December 31, 2008	$70.00	$39.93	$59.99
March 31, 2009	$64.00	$47.50	$55.65
June 30, 2009	$71.58	$53.00	$65.81
September 30, 2009	$79.58	$58.67	$78.40
November 23, 2009*	$85.19	$73.75	$82.14

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: OXY

Initial price: $82.14

Protection level: 80.00%

Protection price: $65.71

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.174336

Coupon: 9.00% per annum

Maturity: November 26, 2010

Dividend yield: 1.57% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.57%
+ 90%	9.00%		91.57%
+ 80%	9.00%		81.57%
+ 70%	9.00%		71.57%
+ 60%	9.00%		61.57%
+ 50%	9.00%		51.57%
+ 40%	9.00%		41.57%
+ 30%	9.00%		31.57%
+ 20%	9.00%		21.57%
+ 10%	9.00%		11.57%
+ 5%	9.00%		6.57%

0%	9.00%		1.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.43%
- 10%	9.00%	-1.00%	-8.43%
- 20%	9.00%	-11.00%	-18.43%
- 30%	N/A	-21.00%	-28.43%
- 40%	N/A	-31.00%	-38.43%
- 50%	N/A	-41.00%	-48.43%
- 60%	N/A	-51.00%	-58.43%
- 70%	N/A	-61.00%	-68.43%
- 80%	N/A	-71.00%	-78.43%
- 90%	N/A	-81.00%	-88.43%
- 100%	N/A	-91.00%	-98.43%

Transocean Ltd.

According to publicly available information, Transocean Ltd. (the “Company”) is an international provider of offshore contract drilling services for oil and gas wells. As of February 3, 2009, the Company owned, had partial ownership interests in or operated 136 mobile offshore drilling units. As of this date, the Company fleet included 39 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh Environment semisubmersibles and drillships), 28 Midwater Floaters, 10 High-Specification Jackups, 55 Standard Jackups and four Other Rigs. The Company also has 10 Ultra-Deepwater Floaters under construction. The Company primary business is to contract drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. The Company specializes in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. The Company also provides additional services, including integrated services.

The Company is a Swiss corporation with principal executive offices located at Blandonnet International Business Center, Chemin de Blandonnet 2, Building F, 7th Floor, 1214 Vernier, Switzerland.

The linked share’s SEC file number is 0-53533.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$26.45	$19.75	$25.56
March 31, 2004	$34.00	$24.59	$29.69
June 30, 2004	$31.16	$26.68	$30.81
September 30, 2004	$38.55	$27.61	$38.09
December 31, 2004	$45.99	$35.93	$45.12
March 31, 2005	$55.24	$42.36	$54.78
June 30, 2005	$61.91	$45.99	$57.45
September 30, 2005	$67.18	$56.97	$65.26
December 30, 2005	$75.51	$55.75	$74.19
March 31, 2006	$89.72	$74.57	$85.48
June 30, 2006	$95.98	$75.33	$85.50
September 29, 2006	$86.90	$68.68	$77.95
December 29, 2006	$89.65	$69.81	$86.11
March 30, 2007	$88.57	$77.14	$86.97
June 29, 2007	$116.24	$85.79	$112.82
September 28, 2007	$128.68	$98.58	$120.34
December 31, 2007	$149.62	$114.30	$143.15
March 31, 2008	$147.25	$111.68	$135.20
June 30, 2008	$163.00	$132.46	$152.39
September 30, 2008	$154.50	$105.16	$109.84
December 31, 2008	$108.42	$41.95	$47.25
March 31, 2009	$67.16	$46.11	$58.84
June 30, 2009	$85.56	$56.75	$74.29
September 30, 2009	$87.22	$65.04	$85.53
November 23, 2009*	$94.44	$81.21	$85.00

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIG

Initial price: $85.00

Protection level: 80.00%

Protection price: $68.00

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.764706

Coupon: 8.50% per annum

Maturity: November 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages.

The Company has three reportable operating segments, with each segment providing the indicated percentage of total net revenues for fiscal year ended September 28, 2008: United States (76%), International (20%) and Global Consumer Products Group (“CPG”) (4%).

The linked share’s SEC file number is 0-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
September 28, 2007	$28.60	$25.67	$26.20
December 31, 2007	$26.92	$19.89	$20.47
March 31, 2008	$21.01	$16.77	$17.50
June 30, 2008	$18.89	$15.39	$15.74
September 30, 2008	$17.18	$13.33	$14.87
December 31, 2008	$15.05	$7.06	$9.46
March 31, 2009	$12.42	$8.13	$11.11
June 30, 2009	$15.44	$10.86	$13.89
September 30, 2009	$20.94	$12.76	$20.65
November 23, 2009*	$22.10	$18.69	$21.61

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SBUX

Initial price: $21.61

Protection level: 75.00%

Protection price: $16.21

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.274873

Coupon: 8.75% per annum

Maturity: November 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.00%
+ 90%	8.75%		90.00%
+ 80%	8.75%		80.00%
+ 70%	8.75%		70.00%
+ 60%	8.75%		60.00%
+ 50%	8.75%		50.00%
+ 40%	8.75%		40.00%
+ 30%	8.75%		30.00%
+ 20%	8.75%		20.00%
+ 10%	8.75%		10.00%
+ 5%	8.75%		5.00%

0%	8.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-5.00%
- 10%	8.75%	-1.25%	-10.00%
- 20%	8.75%	-11.25%	-20.00%
- 30%	N/A	-21.25%	-30.00%
- 40%	N/A	-31.25%	-40.00%
- 50%	N/A	-41.25%	-50.00%
- 60%	N/A	-51.25%	-60.00%
- 70%	N/A	-61.25%	-70.00%
- 80%	N/A	-71.25%	-80.00%
- 90%	N/A	-81.25%	-90.00%
- 100%	N/A	-91.25%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2008, the Company employed approximately 87,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 001-04601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
September 30, 2009	$63.00	$48.13	$59.60
November 23, 2009*	$71.10	$56.00	$64.63

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $64.63

Protection level: 75.00%

Protection price: $48.47

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.472691

Coupon: 9.50% per annum

Maturity: November 26, 2010

Dividend yield: 1.28% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.28%
+ 90%	9.50%		91.28%
+ 80%	9.50%		81.28%
+ 70%	9.50%		71.28%
+ 60%	9.50%		61.28%
+ 50%	9.50%		51.28%
+ 40%	9.50%		41.28%
+ 30%	9.50%		31.28%
+ 20%	9.50%		21.28%
+ 10%	9.50%		11.28%
+ 5%	9.50%		6.28%

0%	9.50%		1.28%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.500%	4.50%	-3.72%
- 10%	9.50%	-0.50%	-8.72%
- 20%	9.50%	-10.50%	-18.72%
- 30%	N/A	-20.50%	-28.72%
- 40%	N/A	-30.50%	-38.72%
- 50%	N/A	-40.50%	-48.72%
- 60%	N/A	-50.50%	-58.72%
- 70%	N/A	-60.50%	-68.72%
- 80%	N/A	-70.50%	-78.72%
- 90%	N/A	-80.50%	-88.72%
- 100%	N/A	-90.50%	-98.72%

US BANCORP

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company headquartered in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. It provides a full range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services. It also engages in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing.

The Company’s banking subsidiaries are engaged in the general banking business, principally in domestic markets. Its non-banking subsidiaries primarily offer investment and insurance products to the Company’s customers principally within its markets and mutual fund processing services to a broad range of mutual funds.

On a full-time equivalent basis, as of December 31, 2008, the Company employed 57,904 people

The linked share’s SEC file number is 1-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$29.58	$23.70	$29.36
March 31, 2004	$29.70	$26.93	$27.65
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
March 31, 2009	$25.43	$8.07	$14.61
June 30, 2009	$21.79	$13.92	$17.92
September 30, 2009	$23.49	$16.11	$21.86
November 23, 2009*	$25.58	$20.80	$23.55

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $23.55

Protection level: 75.00%

Protection price: $17.66

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.462845

Coupon: 9.50% per annum

Maturity: November 26, 2010

Dividend yield: 2.42% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		102.42%
+ 90%	9.50%		92.42%
+ 80%	9.50%		82.42%
+ 70%	9.50%		72.42%
+ 60%	9.50%		62.42%
+ 50%	9.50%		52.42%
+ 40%	9.50%		42.42%
+ 30%	9.50%		32.42%
+ 20%	9.50%		22.42%
+ 10%	9.50%		12.42%
+ 5%	9.50%		7.42%

0%	9.50%		2.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-2.58%
- 10%	9.50%	-0.50%	-7.58%
- 20%	9.50%	-10.50%	-17.58%
- 30%	N/A	-20.50%	-27.58%
- 40%	N/A	-30.50%	-37.58%
- 50%	N/A	-40.50%	-47.58%
- 60%	N/A	-50.50%	-57.58%
- 70%	N/A	-60.50%	-67.58%
- 80%	N/A	-70.50%	-77.58%
- 90%	N/A	-80.50%	-87.58%
- 100%	N/A	-90.50%	-97.58%

The Williams Companies, Inc.

According to publicly available information, The Williams Companies, Inc. (the “Company”) is a natural gas company originally incorporated under the laws of the state of Nevada in 1949 and reincorporated under the laws of the state of Delaware in 1987. As of December 31, 2008, the Company primarily finds, produces, gathers, processes and transports natural gas. The Company’s operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, the Eastern Seaboard, and the province of Alberta in Canada.

The linked share’s SEC file number is 001-04174.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$10.72	$8.81	$9.82
March 31, 2004	$11.47	$8.70	$9.57
June 30, 2004	$12.36	$9.57	$11.90
September 30, 2004	$12.67	$11.36	$12.10
December 31, 2004	$17.17	$12.04	$16.29
March 31, 2005	$19.48	$15.18	$18.81
June 30, 2005	$19.40	$15.67	$19.00
September 30, 2005	$25.32	$18.92	$25.05
December 30, 2005	$25.72	$19.55	$23.17
March 31, 2006	$25.58	$19.35	$21.39
June 30, 2006	$23.59	$20.01	$23.36
September 29, 2006	$25.40	$22.33	$23.87
December 29, 2006	$28.32	$22.73	$26.12
March 30, 2007	$29.05	$25.17	$28.46
June 29, 2007	$32.62	$28.10	$31.62
September 28, 2007	$35.57	$29.16	$34.06
December 31, 2007	$37.35	$33.08	$35.78
March 31, 2008	$37.00	$27.25	$32.98
June 30, 2008	$40.74	$32.77	$40.31
September 30, 2008	$40.50	$19.77	$23.65
December 31, 2008	$23.23	$11.70	$14.48
March 31, 2009	$16.87	$9.52	$11.38
June 30, 2009	$17.99	$11.31	$15.61
September 30, 2009	$19.20	$13.59	$17.87
November 23, 2009*	$20.66	$16.57	$20.06

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WMB

Initial price: $20.06

Protection level: 75.00%

Protection price: $15.05

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.850449

Coupon: 9.00% per annum

Maturity: November 26, 2010

Dividend yield: 2.17% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.17%
+ 90%	9.00%		92.17%
+ 80%	9.00%		82.17%
+ 70%	9.00%		72.17%
+ 60%	9.00%		62.17%
+ 50%	9.00%		52.17%
+ 40%	9.00%		42.17%
+ 30%	9.00%		32.17%
+ 20%	9.00%		22.17%
+ 10%	9.00%		12.17%
+ 5%	9.00%		7.17%

0%	9.00%		2.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.83%
- 10%	9.00%	-1.00%	-7.83%
- 20%	9.00%	-11.00%	-17.83%
- 30%	N/A	-21.00%	-27.83%
- 40%	N/A	-31.00%	-37.83%
- 50%	N/A	-41.00%	-47.83%
- 60%	N/A	-51.00%	-57.83%
- 70%	N/A	-61.00%	-67.83%
- 80%	N/A	-71.00%	-77.83%
- 90%	N/A	-81.00%	-87.83%
- 100%	N/A	-91.00%	-97.83%

Yahoo! Inc.

According to publicly available information, Yahoo! Inc. (the “Company”), together with its consolidated subsidiaries, is a global Internet brand and one of the most trafficked Internet destinations worldwide.

The Company provides its owned and operated online properties and services to users (“Yahoo! Properties”). The Company also extends its advertising platform and access to Internet users beyond Yahoo! Properties through its distribution network of third-party entities who have integrated the Company’s advertising offerings into their Websites or their other offerings.

The linked share’s SEC file number is 0-28018.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$22.74	$17.50	$22.59
March 31, 2004	$25.21	$20.58	$24.30
June 30, 2004	$36.51	$23.95	$36.33
September 30, 2004	$35.34	$25.53	$33.91
December 31, 2004	$39.78	$33.60	$37.68
March 31, 2005	$38.89	$30.31	$33.90
June 30, 2005	$38.95	$32.30	$34.65
September 30, 2005	$38.00	$31.60	$33.84
December 30, 2005	$43.45	$32.78	$39.18
March 31, 2006	$43.65	$29.75	$32.26
June 30, 2006	$34.08	$28.60	$33.00
September 29, 2006	$33.74	$24.62	$25.28
December 29, 2006	$28.56	$22.66	$25.54
March 30, 2007	$32.84	$25.26	$31.29
June 29, 2007	$33.61	$26.61	$27.13
September 28, 2007	$27.80	$22.27	$26.84
December 31, 2007	$34.07	$22.80	$23.26
March 31, 2008	$30.24	$18.59	$28.93
June 30, 2008	$29.17	$20.60	$20.66
September 30, 2008	$24.80	$16.88	$17.30
December 31, 2008	$17.31	$8.94	$12.20
March 31, 2009	$14.14	$10.81	$12.81
June 30, 2009	$16.98	$12.60	$15.66
September 30, 2009	$17.94	$13.97	$17.81
November 23, 2009*	$18.02	$15.34	$15.45

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: YHOO

Initial price: $15.45

Protection level: 75.00%

Protection price: $11.59

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.724919

Coupon: 9.00% per annum

Maturity: November 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%